                                                                     EXHIBIT10.1
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                          PROLIANCE INTERNATIONAL, INC.

                       BOARD POLICY ON DIRECTOR ELECTIONS

The Amended and Restated Bylaws of Proliance International, Inc. (the
"Corporation") provide that Directors of the Corporation are elected by a plurality vote. However, as a matter of good corporate governance, the Board expects each Director to tender his or her resignation prior to any meeting of the stockholders of the Corporation at which the Director's seat on the Board will be subject to election, provided that the resignation shall take effect only if the number of votes cast against the Director's election and the number of votes withheld from the Director's election exceed, in the aggregate, the number of votes cast for the Director's election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as
Director, such a resignation letter. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Board Policy on Director
Elections.

If the number of votes cast against the incumbent Director's election and the number of votes withheld from the incumbent Director's election exceed, in the aggregate, the number of votes cast for the Director's election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the Director's resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the Director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director's resignation. The Board shall render its final decision with respect to the matter not later than ninety (90) days following the applicable stockholders meeting.

Notwithstanding the foregoing, the Director resignation requirement shall not take effect in the case of a contested election, which is defined as any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Corporation's Amended and Restated Bylaws and (ii)
such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.